Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CORNERSTONE ONDEMAND, INC.

Cornerstone OnDemand, Inc., a Delaware corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The Corporation was originally incorporated under the name “CyberU, Inc.” The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 24, 1999.

2. The Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on March 22, 2011 (the “Restated Certificate”).

3. Article V of the Restated Certificate is hereby amended to read in its entirety as follows:

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors and may not be fixed by any other person(s).

Commencing at the annual meeting of stockholders to be held in 2019 (each annual meeting of stockholders, an “Annual Meeting”), subject to the special rights of any series of Preferred Stock to elect additional directors under specified circumstances, the directors of the Corporation shall be elected annually and shall hold office until the next Annual Meeting and until his or her successor shall have been duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or other removal. Notwithstanding the preceding sentence, but subject to the rights, if any, of the holders of any series of the Preferred Stock then outstanding, any director in office at the 2019 Annual Meeting whose term expires at the 2020 Annual Meeting or the 2021 Annual Meeting (each such director, a “Continuing Classified Director”), shall continue to hold office until the end of the term for which such director was elected and until his or her successor shall have been duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or other removal.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders). Directors so chosen shall hold office until the next Annual Meeting and until his or her successor shall have been duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or other removal. Notwithstanding the foregoing, any director elected to fill a vacancy caused by the death, resignation, retirement, disqualification or removal of a Continuing Classified Director shall hold office until the Annual Meeting at which the term of such Continuing Classified Director would have expired and until his or her successor shall have been duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or other removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation (the “Bylaws”).

Subject to the rights, if any, of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by applicable law, until the expiration of the term of any director elected to serve a three-year term (or any director appointed to fill a vacancy caused by the death, resignation, retirement, disqualification or other removal of any such director) at the 2019 Annual Meeting, 2020 Annual Meeting or 2021 Annual Meeting, as the case may be, such director (or such director appointed to fill such vacancy) may be removed only for cause and only by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.

4. The foregoing amendment has been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5. The foregoing amendment has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer of the Corporation on June 19, 2018.

CORNERSTONE ONDEMAND, INC.

By:	/s/ Adam L. Miller
Adam L. Miller
Chief Executive Officer

CORNERSTONE ONDEMAND, INC.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Cornerstone OnDemand, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A. The Corporation was originally incorporated under the name “CyberU, Inc.” The original certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on May 24, 1999.

B. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), this Amended and Restated Certificate of Incorporation (the “Restated Certificate”) restates, integrates and further amends the provisions of the Corporation’s Eighth Amended and Restated Certificate of Incorporation (the “Existing Certificate”).

C. The Restated Certificate has been duly approved by the board of directors of the Corporation (the “Board of Directors”) pursuant to Sections 242 and 245 of the DGCL.

D. The Restated Certificate has been duly approved by the written consent of the stockholders of the Corporation pursuant to Sections 228, 242 and 245 of the DGCL.

E. The Existing Certificate is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the Corporation is Cornerstone OnDemand, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

The total number of shares of stock that the Corporation shall have authority to issue is 1,050,000,000, consisting of the following:

1,000,000,000 shares of Common Stock, par value $0.0001 per share. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of stockholders.

50,000,000 shares of Preferred Stock, par value $0.0001 per share, which may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, privileges, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

The number of directors that constitutes the entire Board of Directors of the Corporation shall be fixed by, or in the manner provided in, the bylaws of the Corporation (the “Bylaws”). At each annual meeting of the stockholders of the Corporation (each, an “Annual Meeting”), directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier resignation or removal; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL.

Effective upon the effective date of the Corporation’s initial public offering (the “Effective Date”), the directors of the corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The Board of Directors may assign members of the Board of Directors already in office to such classes at the time such classification becomes effective. The term of office of the initial Class I directors shall expire at the first regularly-scheduled Annual Meeting following the Effective Date, the term of office of the initial Class II directors shall expire at the second Annual Meeting following the Effective Date and the term of office of the initial Class III directors shall expire at the third Annual Meeting following the Effective Date. At each Annual Meeting, commencing with the first regularly-scheduled Annual Meeting following the Effective Date, each of the successors elected to replace the directors of a class of directors whose term shall have expired at such Annual Meeting shall be elected to hold office until the third Annual Meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified.

Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Any director may be removed from office by the stockholders of the Corporation only for cause. Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be duly elected and qualified.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws shall so provide.

ARTICLE VIII

No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent.

ARTICLE IX

To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors.

The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter he amended from time to time, any employee or agent of the Corporation who is or was a party or is threatened to he made a party to any Proceeding by reason of the fact that he or she is or was a director, officer. employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Neither any amendment nor repeal of this Article IX, nor the amendment of the Restated Certificate to adopt any provision inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

Except as provided in Article IX above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders of the Corporation herein are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Restated Certificate, and in addition to any other vote that may be required by law, the affirmative vote of the holders of at least 70% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision as part of this Restated Certificate inconsistent with the purpose and intent of Article V, Article VI, Article VIII or this Article X (including, without limitation, any such Article as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Article).

IN WITNESS WHEREOF, Cornerstone OnDemand, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by the President and Chief Executive Officer of the Corporation on this 22nd day of March, 2011.

By:	/s/ Adam Miller
Adam Miller
President and Chief Executive Officer